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                                                                    EXHIBIT 12.1

CKE RESTAURANTS, INC. AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                             Fiscal Year Ended January 31,
                                                            ----------------------------------------------------------------
(Dollars in thousands)                                        2004          2003         2002          2001           2000
                                                            --------      --------     --------      ---------      --------
EARNINGS BEFORE FIXED CHARGES
         Income (loss) before income taxes,
            discontinued operations and cumulative effect
            of accounting change for goodwill               $(43,927)     $ 17,878     $(84,540)     $(205,264)     $(47,460)
         Fixed charges                                        70,318        69,363       82,375        103,719        92,389
                                                            --------      --------     --------      ---------      --------
                                                            $ 26,391      $ 87,241     $ (3,165)     $ 101,545      $ 44,929
                                                            ========      ========     ========      =========      ========
FIXED CHARGES:
         Interest expense                                   $ 39,991      $ 39,954     $ 53,937      $  70,541      $ 63,283
         Interest component of rent expensed (1)              30,327        29,400       27,438         33,178        29,106
                                                            --------      --------     --------      ---------      --------
                                                            $ 70,318      $ 69,363     $ 81,375      $ 103,719      $ 92,389
                                                            ========      ========     ========      =========      ========
Ratio of earnings to fixed charges (2)                            --           1.3           --             --            --
                                                            ========      ========     ========      =========      ========

(1) Calculated as one-third of total rent expense.

(2) Earnings were insufficient to cover fixed charges for the years ended January 31, 2004, 2002, 2001 and 2000 by $43,927, $84,540, $205,264 and
    $47,460, respectively.